EXHIBIT 10.38

CENTURY ALUMINUM COMPANY
INDEPENDENT NON-EMPLOYEE DIRECTOR
ANNUAL EQUITY-GRANT TIME-VESTING PERFORMANCE SHARE UNIT AWARD AGREEMENT UNDER THE
AMENDED AND RESTATED STOCK INCENTIVE PLAN

This Annual Equity-Grant Time-Vesting Performance Share Unit Award Agreement (this “Agreement”) is made as of _________________ (the “Award Date”), by and between Century Aluminum Company (the “Company”) and _____________ (“Participant”).

WITNESSETH:

WHEREAS, the Company has adopted the Century Aluminum Company Amended and Restated Stock Incentive Plan, effective June 23, 2014 (the “Plan”) authorizing the grant of awards of Time-Vesting Performance Share Units (“TVPSUs”) to eligible individuals in connection with the performance of services for the Company and its subsidiaries; and

WHEREAS, the Company has approved the grant of the TVPSUs provided for in this Agreement to Participant for Participant’s service to the Company as an Independent Non-Employee Director of the Company subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants herein contained, Participant and the Company hereby agree as follows:

1.	Time-Vesting Performance Share Units.

(a)
Award. The Company hereby awards to Participant ___________ TVPSUs (the “Awarded TVPSUs”) pursuant to, and subject to all of the terms and conditions of, this Agreement and the Plan, each Awarded TVPSU represents the right to receive one share of the Company’s common stock.

(b)	Vesting and Payment.

i.	Said Awarded TVPSUs shall vest:

(a)    in full on the 12-month anniversary of the Award Date; or

(b)
if earlier, upon (1) a Change in Control, as hereinafter provided, or (2) the termination of Participant’s service as a Director of the Company due to the Participant’s expiration of Participant’s term of service as a Director of the Company, or due to Participant’s death or Disability, or (3) Participant’s reaching age 65, and, as of such age, Participant being a member of the Board of Directors of the Company;

provided, however, that any provisions of this Paragraph 1(b)i to the contrary notwithstanding, any then-unvested TVPSUs shall vest on the date of the next regular annual meeting of the Company's stockholders following the Award Date, if said regular annual meeting occurs prior to the 12-month anniversary of the Award Date and Participant is a member of the Board of Directors of the Company as of said annual meeting date.

ii.
Participant shall forfeit all opportunity to be vested in any then-unvested Awarded TVPSUs upon Participant’s termination of service as a member of the Board of Directors of the Company for any reason other than (1) a Change in Control, as hereinafter provided, or (2) the conclusion of Participant’s term of service as a Director, or (3) Participant’s death or Disability; it being understood and agreed that any then-unvested Awarded TVPSUs shall in any event vest upon Participant’s reaching age 65, provided that, as of such age, Participant is a member of the Board of Directors of the Company.

iii.
Unless Participant has made a timely deferral election in accordance with the provisions of this Agreement, the vested TVPSUs will be settled in a single distribution for an equivalent number of shares of common stock of the Company as soon as practicable but no later than 2-1/2 months after the date of vesting (or within such other time period as may be required under Section 409A of the Code).

(c)
Deferral Elections. Participant may elect to defer settlement of Participant’s Awarded TVPSUs that vest pursuant to this Agreement, as follows, and in accordance with any rules and procedures that may hereafter be adopted by the Company. Unless otherwise provided by the Company in accordance with the requirements of Section 409A of the Code, said deferral elections must:

i.	be in writing in form prescribed by the Company;

ii.	be received by the Company at its headquarters and become irrevocable before the year in which the Award Date occurs; and

iii.
provide for deferral of settlement of said Awarded TVPSUs until the date of Participant’s termination of service as a member of the Board of Directors of the Company and its Subsidiaries, including termination by reason of death or Disability (or as soon as the Company determines is practicable but not more than 2-1/2 months thereafter). Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts deferred pursuant to this Agreement.

2.
Change in Control. Any provision of this Agreement to the contrary, notwithstanding, but subject to the following sentence, upon a Change in Control of the Company, Participant’s Awarded TVPSUs shall immediately vest and shall be settled as soon as practicable but not later than 2-1/2 months after the Change in Control (or within such other time period as may be required under Section 409A of the Code). Notwithstanding the preceding sentence, if Participant has elected to defer the settlement of Participant’s Awarded TVPSUs pursuant to this Agreement, or if Participant’s Awarded TVPSUs are otherwise subject to Section 409A of the Code, settlement shall not be accelerated unless the Change in Control satisfies the requirements for a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, under Section 409A of the Code, as determined pursuant to Treasury Regulations or other applicable guidance issued under said Section 409A.

3.
Change in Common Stock or Corporate Structure. Upon any stock dividend, stock split, combination or exchange of shares of common stock, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the number of Awarded TVPSUs granted hereunder shall be equitably and appropriately adjusted, and the securities subject to said Awarded TVPSUs shall be equitably and appropriately substituted for new securities or other consideration, as determined by the Committee (as defined in the Plan) in accordance with the provisions of the Plan. Any such adjustment made by the Committee shall be conclusive and binding upon Participant, the Company and all other interested persons.

4.
Designation of Beneficiaries. On a form provided to the Company, Participant may designate a beneficiary or beneficiaries to receive, in the event of Participant’s death, all or part of any amounts to be distributed to Participant under this Agreement.

5.
Stock Certificates. Upon settlement of Participant’s Awarded TVPSUs, the Company shall cause a stock certificate to be delivered or book entry to be made covering the appropriate number of shares registered on the Company's books in the name of Participant. All Awarded TVPSUs which are issued under this Agreement shall be fully paid and non-assessable.

6.
Voting, Dividends. Participant shall have no rights as a stockholder (including no rights to vote or receive dividends or distributions) with respect to any Awarded TVPSUs until Participant becomes a stockholder upon the settlement of such Awarded TVPSUs in accordance with the terms and conditions of this Agreement and the Plan. Notwithstanding the foregoing, Participant will be entitled to receive dividend equivalents with respect to the Awarded TVPSUs as provided in this Section 6. Upon an ordinary cash dividend on the shares of common stock of the Company the record date of which is prior to the settlement or forfeiture of any Awarded TVPSUs, the Company shall allocate for Participant an amount equal to the amount of such ordinary cash dividend multiplied by the number of Awarded TVPSUs, and the Company shall pay immediately to Participant any such amounts upon the vesting and settlement of the corresponding Awarded TVPSUs; provided that any rights to receive such amounts shall be forfeited upon the forfeiture of the corresponding Awarded TVPSUs.

7.
Data Privacy. Participant hereby acknowledges that to perform its obligations under the Plan, the Company and its Subsidiaries may process sensitive personal data about Participant. Such data may include but are not limited to the information provided above, and any changes thereto, and other appropriate personal and financial data with respect to Participant. Participant hereby gives explicit consent to the Company to process any such data. The legal persons for whom such personal data are processed by the Company and any of its Subsidiaries and representatives, including stock brokers, stock record keepers or other consultants. Participant has been informed of his/her right of access and correction to his/her personal data by applying to the Company's director of human resources.

8.
Service Rights. Participant may not assign or transfer his or her rights under this Agreement except as expressly provided under the Plan. This Agreement does not create a contract of employment between Participant and the Company or any of its Subsidiaries, and does not give Participant the right to be retained in the service of the Company or any of its Subsidiaries; nor does it imply or confer any other employment or service rights, or confer any ownership, security or other rights to Company assets. The grant provided herein is solely within the discretion of the Company, and no inference should be drawn or permitted that the grant herein suggests that Participant will receive any subsequent grants.

If any subsequent grant is in fact made, it shall be in the sole discretion of the Company, and the Company is under no obligation to make any future grant or to consider making any future grant. The value of the Awarded TVPSUs awarded under the Agreement (either on the Award Date or at the time of vesting) shall not be included as compensation or earnings for purposes of any other benefit plan offered by the Company.

9.	Delaware Law. This Agreement and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, and any applicable federal law.

10.
Section 409A. Participant acknowledges that Participant’s receipt of certain benefits under this Agreement may be subject to Section 409A of the Code. If the Company determines that Participant has become a “specified employee” (as defined under Section 409A) at the time of termination of service as a Director of the Company, payment shall be delayed until six months and one day following termination of service if the Company determines that such delayed payment is required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code. In addition, to the extent that Participant’s benefits under this Agreement are payable upon a termination of service and are subject to Section 409A, a “termination of service” shall be interpreted to mean a “separation from service” which qualifies as a permitted payment event under Section 409A of the Code.

11.
Taxes. The Company is not responsible for any tax consequences to Participant relating to the Agreement. Participant alone is responsible for these tax obligations, and hereby agrees to indemnify the Company from any loss or liability that the Company may suffer or incur as a result of the failure by Participant to pay such tax obligations.

12.
Entire Agreement; Interpretation; Amendment. The Plan and this Agreement constitute the entire agreement between the Company and Participant pertaining to the subject matter hereof, supersede all prior or contemporaneous written or verbal agreements and understandings between the parties in connection therewith, and shall not be modified or amended except by written instrument duly signed by the parties. No waiver by either party of any default under the Agreement shall be deemed a waiver of any later default. The various provisions of the Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions hereof. The Plan, including the definition of terms therein, is incorporated in this Agreement by reference and made a part hereof. In the event of any conflict between the provisions of the Plan and any related documents and those of this Agreement, the provisions of the Plan and any related documents shall prevail; provided, however, that the Committee shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of this Agreement, and any decisions of the Committee shall be binding and conclusive upon all interested parties. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

13.
Definitions. In addition to terms defined elsewhere in this Agreement and capitalized terms not defined herein but defined in the Plan which shall control hereunder, the following terms shall have the following meanings:

(a)	“Beneficial Owner” or "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)
“Change in Control” of the Company shall be deemed to have occurred if, as the result of a single transaction or a series of transactions, the event set forth in any one of the following paragraphs shall have occurred:

(i)
any Person (other than a Permitted Person or Glencore Xtrata plc or any of its subsidiaries, affiliates, successors or assigns (collectively, “Glencore”)) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)	Glencore becomes the Beneficial Owner, directly or indirectly, of all of the issued and outstanding voting securities of the Company;

(iii)
Incumbent Directors at the beginning of any twelve- (12) month period cease at any time and for any reason to constitute a majority of the number of directors then serving on the Board of Directors of the Company. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Award Date; (B) are appointed by or on behalf of Glencore; or (C) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority vote of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened election contest by any Person, including but not limited to a consent solicitation, relating to the election of directors to the Board of Directors of the Company);

(iv)	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v)
the consummation of (A) a reorganization, merger or consolidation, or sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries to any Person or (B) the acquisition of assets or stock of another Person in exchange for voting securities of the Company (each of (A) and (B) a “Business Combination”), in each case, other than a Business Combination (x) with a Permitted Person or (y) pursuant to which, at least fifty percent (50%) of the combined voting power of the voting securities of the entity resulting from such Business Combination are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; provided that, any Business Combination with Glencore shall not constitute a Change in Control, unless, as a result of such Business Combination, Glencore (X) owns, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries or (Y) Beneficially Owns, directly or indirectly, of all of the issued and outstanding voting securities of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)
“Disability” means a condition of Participant which, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months: (a) makes Participant unable to engage in any substantial gainful activity; or (b) as a result of which Participant is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. If at any time a physician appointed by the Company or its agent or insurer, or the Social Security Administration, makes a determination with respect to Participant’s Disability, that determination shall be final, conclusive, and binding upon the Company, the Participant, and their successors in interest.

(e)
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (the entities identified in clauses (i)-(iv), the “Permitted Persons” and each a “Permitted Person”).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written. In so executing this Agreement, Participant also hereby acknowledges receipt of a copy of the Plan.

Participant's Signature: _________________________________________

Participant's Printed Name: ______________________________________

ACCEPTED:
CENTURY ALUMINUM COMPANY

By: ____________________________

Date:     ____________________